                                                           Exhibit 99.1.A.(6)(c)

                                                          Federal Identification
                                                          No.  04-2708937
                                                             ---------------
                                                               000547950

                       THE COMMONWEALTH OF MASSACHUSETTS
                            William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                             ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)
                    (and Chapter 175, Sections 50 and 50B)

We,                          James M. Benson                        , *President
   -----------------------------------------------------------------

and                         Daniel D. Jordan,                       , *Secretary
   -----------------------------------------------------------------

of                      New England Life Insurance Company
  ------------------------------------------------------------------------------
                          (Exact name of corporation)

located at:          501 Boylston Street, Boston, Massachusetts 02116
           ---------------------------------------------------------------------
               (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                  III and IV
--------------------------------------------------------------------------------
         (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted by written consent dated December 2, 1998, by vote of:

50,000 shares of           Common Stock             of 50,000 shares outstanding
                ------------------------------------
                  (type, class & series, if any)

       shares of                              of         shares outstanding and
------          -----------------------------   ---------
                (type, class & series, if any)

       shares of                              of         shares outstanding
------          -----------------------------   ---------
                (type, class & series, if any)

2**being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

 *Delete the inapplicable words. **Delete the inapplicable clause.
 1-For amendments adopted pursuant to Chapter 156B, Section 70.
 2-For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS

TYPE                            NUMBER OF SHARES
Common:
Preferred:


WITH PAR VALUE STOCKS

TYPE                            NUMBER OF SHARES                      PAR VALUE
Common:                         50,000                                $125.00
Preferred:                      None

Change the total authorized to:

WITHOUT PAR VALUE STOCKS

TYPE                            NUMBER OF SHARES
Common:
Preferred:                      1,000,000


WITH PAR VALUE STOCKS

TYPE                            NUMBER OF SHARES                      PAR VALUE
Common:                         50,000                                $125.00
Preferred:


                      See attached continuation sheet 2A

                                                          Continuation Sheet 2A

           (For inclusion in Article IV of Articles of Organization)

  The total number of shares of all classes of capital stock the corporation shall be authorized to issue is 1,050,000 shares, consisting of 50,000 shares of Common Stock, $125 par value per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, without par value (the "Preferred Stock").

  The shares of Preferred Stock may be issued from time to time in one or more series. The directors may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges of any such series before the issuance of any shares of that series. The directors shall determine the number of shares constituting each series of Preferred Stock and each series shall have a distinguishing designation.

Common Stock

  The holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring action by the stockholders or submitted to the stockholders for action, except as may be determined as to a particular series of Preferred Stock by the directors pursuant to Article IV hereof prior to issuance of any shares of that series or as may otherwise be required by law, and each share of the Common Stock shall entitle the holder thereof to one vote.

  The holders of the Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by the directors.

  Upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of the Common Stock shall be entitled to receive the net assets of the corporation, after the corporation shall have satisfied or made provision for its debts and obligations and for payment to the holders of shares of any class or series having preferential rights to receive distributions of the net assets of the corporation.

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6* unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing,
in which event the amendment will become effective on such late date   *and
Chapter 175, Section 50B

Later effective date: _____________ .

SIGNED UNDER THE PENALTIES OF PERJURY, this     day of         , 1998
            [Signatures appear on pages 3A and 3B attached hereto.)

____________________________________________________________ , *President/Vice
                                                             President

____________________________________________________________ ,
                                                             *Clerk/Assistant
                                                             Clerk

* Delete the inapplicable words.

  IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, the undersigned, constituting the president, secretary and a majority of the board of directors, have hereto signed our names this 2nd day of December in the year 1998.


                                               /s/ James M. Benson
                                     ___________________________________________
                                       James M. Benson, President and Director

                                              /s/ Daniel D. Jordan
                                     ___________________________________________
                                             Daniel D. Jordan, Secretary

                                             /s/ Robert H. Benmosche
                                     ___________________________________________
                                            Robert H. Benmosche, Director

                                              /s/ Susan C. Crampton
                                     ___________________________________________
                                             Susan C. Crampton, Director

                                                /s/ Edward A. Fox
                                     ___________________________________________
                                               Edward A. Fox, Director

                                              /s/ George J. Goodman
                                     ___________________________________________
                                             George J. Goodman, Director

                                              /s/ Evelyn E. Handler
                                     ___________________________________________
                                             Evelyn E. Handler, Director


                                     ___________________________________________
                                             Philip K. Howard, Director

                                            /s/ Bernard A. Leventhal
                                     ___________________________________________
                                           Bernard A. Leventhal, Director

                                                /s/ Thomas J. May
                                     ___________________________________________
                                               Thomas J. May, Director

                                              /s/ Stewart G. Nagler
                                     ___________________________________________
                                             Stewart G. Nagler, Director

                                              /s/ Catherine A. Rein
                                     ___________________________________________
                                             Catherine A. Rein, Director

                                            /s/ Rand N. Stowell, Jr.
                                     ___________________________________________
                                           Rand N. Stowell, Jr., Director

                                           /s/ Alexander B. Trowbridge
                                     ___________________________________________
                                          Alexander B. Trowbridge, Director

                                     641847

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

              --------------------------------------------------

              I hereby approve the within Articles of Amendment and, the filing fee in the amount of $1,100 having been paid, said articles are deemed to have Been filed with me this 29th day of December 1998.

              Effective date: __________________________________



                           /s/ WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth






                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                          Daniel D. Jordan, Clerk
                          New England Life Insurance Company

                          501 Boylston Street

                          Boston, Massachusetts 02116
                          Telephone: _______________

                                                          Federal Identification
                                                          No.  04-2708937
                                                              -------------
                                                               000547950

                       THE COMMONWEALTH OF MASSACHUSETTS
                            William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                       CERTIFICATE OF VOTE OF DIRECTORS
                    ESTABLISHING A CLASS OR SERIES OF STOCK
                   (General Laws, Chapter 156B, Section 26)

We,                           James M. Benson                       , President
   -----------------------------------------------------------------

and                           Daniel D. Jordan                          , Clerk
   ---------------------------------------------------------------------

of                      New England Life Insurance Company
  ------------------------------------------------------------------------------
                          (Exact name of corporation)

located at:          501 Boylston Street, Boston, Massachusetts 02116
           ---------------------------------------------------------------------

do hereby certify that a meeting of the directors of the corporation held on December 2, 1998, the following vote establishing and designating a class or series of stock and determining the relative rights and preferences thereof was duly adopted:

                   See attached continuation sheets 2A - 2E.



 * Delete the inapplicable words.
Note: Votes for which the space provided above is not sufficient should be provided on one side of separate 8 1/2 x 11 sheets of white paper, number 2A, 2B, etc., with a left margin of at least 1 inch.

                                                          Continuation Sheet 2A
                               VOTE OF DIRECTORS

                                      OF

                      NEW ENGLAND LIFE INSURANCE COMPANY

                                 ESTABLISHING

              SERIES A ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK

 (Pursuant to Chapter 156B, Section 26 of the General Laws of the Commonwealth
                               of Massachusetts)

  VOTED: That pursuant to the authority granted to the Board of Directors in the Amended and Restated Articles of Organization of the Corporation, as amended, the Board hereby establishes and authorizes to be issued 200,000 shares of Preferred Stock, Series A, no par value, having the following designation, preferences, voting powers, qualifications and special or relative rights and privileges:

1. Designation.

  The designation of such series of Preferred Stock is Series A Adjustable Rate Cumulative Preferred Stock. The number of shares of Series A Adjustable Rate Cumulative Preferred Stock is 200,000, without par value. All shares of Series A Adjustable Rate Cumulative Preferred Stock shall be identical and shall be equal in all respects to every other share of Series A Adjustable Rate Cumulative Preferred Stock.

2. Dividends.

  (a) Dividend Rate

    The dividend rate on shares of Series A Adjustable Rate Cumulative Preferred Stock during the period from and after the date of original issuance to March 31, 1999 shall be the Applicable Rate in effect on the date of original issuance times the Liquidation Preference (as defined below) of such shares. Commencing on April 1, 1998, the dividend rate on shares of Series A Adjustable Rate Cumulative Preferred Stock for each subsequent quarterly period shall be the Applicable Rate in effect on the Dividend Payment Date that immediately precedes the start of such quarterly period times the Liquidation Preference of such shares.

  (b) Cash Dividends

    The holders of Series A Adjustable Rate Cumulative Preferred Stock shall be entitled to receive cash dividends out of any funds legally available therefor, when and as declared by the Board of Directors, as provided for below.

  (c) Dividend Payment Dates

    Dividends on the outstanding Series A Adjustable Rate Cumulative Preferred Stock shall be payable quarterly in arrears on the last day of each March, June, September, and December (each such date a "Dividend Payment Date"), respectively, commencing on March 31, 1999. Each such dividend shall be paid to those holders of record of such Preferred Stock as they appear on the stock register of the Corporation on the date 15 days prior to the Dividend Payment Date. Dividend arrearages for any past dividend periods may be declared and paid at any time, whether or not on any Dividend Payment Date, to holders of record on such date as may be fixed by the Board of Directors of the Corporation, which date shall not be more than forty-five (45) days before the payment date for such dividend. Dividends payable for any partial or full quarterly period, and for the first dividend period, shall be computed using the actual number of days elapsed, based on a 360-day year.

  (d) Cumulative Dividends

    Dividends on the Series A Adjustable Rate Cumulative Preferred Stock shall be cumulative from the date such Preferred Stock is initially issued. If the full amount of the dividends, including all accrued and

                                                          Continuation Sheet 2B
    unpaid dividends payable upon any Dividend Payment Date, is not paid on such Dividend Payment Date, the cumulative amount of all unpaid dividends shall be payable on the next quarterly Dividend Payment Date.
    No interest shall be payable in respect of any dividend payment that may be in arrears.

  (e) Dividend Preference

    The Series A Adjustable Rate Cumulative Preferred Stock shall, with respect to dividend payments, rank senior to the Corporation's Common Stock, $125.00 par value per share (the "Common Stock"), and to all other Junior Stock.

    So long as any of the Series A Adjustable Rate Cumulative Preferred Stock is outstanding, the Corporation will not declare, make or pay any Junior Stock Payment unless all dividends on the Series A Adjustable Rate Cumulative Preferred stock for all past quarterly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof shall have been set aside by the Corporation separate and apart from its other funds in trust and the full dividend thereon for the then current quarterly dividend period shall have been declared and paid or so set aside in trust.

    No dividend shall at any time be paid or declared on the shares of any class or series of Parity Stock, if such Parity Stock bears cumulative dividends payable semiannually or quarterly on the same dates as the dividends are payable on the Series A Adjustable Rate Cumulative Preferred Stock, unless dividends shall simultaneously be paid or declared pro rata, as nearly as practicable, according to the amounts of the dividends at the time accrued and unpaid on the shares of the Series A Adjustable Rate Cumulative Preferred Stock and on the shares of each such class or series of Parity Stock. If at any time arrearages exist in the payment in full of accrued dividends payable on the shares of the Series A Adjustable Rate Cumulative Preferred Stock, no dividend shall be paid or declared on the shares of any class or series of Parity Stock which bears cumulative dividends payable otherwise than semiannually or quarterly on the same dates as the quarterly dividends are payable on the Series A Adjustable Rate Cumulative Preferred Stock, unless dividends shall simultaneously be paid or declared on the shares of the Series A Adjustable Rate Cumulative Preferred Stock and on each such class or series of Parity Stock, pro rata, as nearly as practicable, according to the amounts of the dividends at the time in arrears in respect of the Series A Adjustable Rate Cumulative Preferred Stock and the dividends at the time accrued and unpaid on such class or series of Parity Stock

  (f) Confirmation of Applicable Rate

    The Applicable Rate with respect to each dividend period will be calculated at or before 1:00 PM New York time by the Corporation on the first Business Day after the Dividend Payment Date for the previous dividend period (or after the date of original issuance with respect to the first dividend period) according to the appropriate method described below. The mathematical accuracy of each such calculation will be certified in writing by the Chief Financial Officer of the Corporation. On the first Business Day after each Dividend Payment Date, the Corporation will cause notice of the Applicable Rate to be sent by telecopy, receipt confirmed, to each registered holder of Series A Adjustable Rate Cumulative Preferred Stock.

  (g) Compliance With Law

    Notwithstanding any other provisions herein, dividends declared by the Board of Directors of the Corporation shall be paid only if such payment would be in compliance with all restrictions and limitations imposed by applicable law of the Commonwealth of Massachusetts, including any requirement that payment of such dividends be approved by the Massachusetts Commissioner of Insurance.

3. Voting Rights.

  (a) No Voting Rights

    The holders of the shares of the Series A Adjustable Rate Cumulative Preferred Stock shall not, except as otherwise required by law or as set forth herein, have any right or power to vote on any question or in any proceeding, or to be represented at, or to receive notice of, any meeting of stockholders.

                                                          Continuation Sheet 2C

  (b) Voting Shift

    If, however, and whenever, at any time or times (i) the dividends payable on the Series A Adjustable Rate Cumulative Preferred Stock shall be in arrears in an aggregate amount equal to or greater than the aggregate amount of dividends accrued thereon (whether or not paid) during the two most recent quarterly dividend periods, (ii) the final redemption to be made on the seventh anniversary of the original issuance of the Series A Adjustable Rate Cumulative Preferred Stock as provided below shall not be made or (iii) the outstanding shares of any one or more other series of Preferred Stock upon which like voting rights may be conferred, by reason of dividend payments or redemption requirements (including final redemption requirements for the shares of such series) being in arrears, shall then have the right to elect directors of the Corporation, then, the holders of the outstanding Series A Adjustable Rate Cumulative Preferred Stock shall have the right, voting as a separate class together with the holders of all other series of Preferred Stock outstanding having like voting rights, to elect two additional directors to the Board of Directors of the Corporation. Such additional directors shall be entitled to serve on the Board of Directors until all accumulated and unpaid dividends have been paid on the Series A Adjustable Rate Cumulative Preferred Stock or such final redemption shall be made or the outstanding shares of such other series of Preferred Stock shall cease to have such like voting rights, as the case may be (any of such periods called the "Class Voting Period"), subject to revesting in the event of each and every subsequent default of the character and at the time mentioned above. The Board of Directors of the Corporation shall as expeditiously as reasonably practicable, but in any event within 30 days after such voting power shall be vested in the Series A Adjustable Rate Cumulative Preferred Stock, take all actions necessary to effect the election of the additional two directors by the holders of such Series A Adjustable Rate Cumulative Preferred Stock and any other series of Preferred Stock having like voting rights, including, without limitation, taking such actions as may be necessary to expand the number of directors comprising the Board of Directors and calling a special meeting of the holders of such Series A Adjustable Rate Cumulative Preferred Stock and any other series of Preferred Stock having like voting rights for the purpose of electing such directors. Upon the expiration of any Class Voting Period, the term of office of any director elected by the holders of such Series A Adjustable Rate Cumulative Preferred Stock and any other series of Preferred Stock having like voting rights shall terminate and the number of directors constituting the Board of Directors of the Corporation shall, without further action, be reduced by two.

    Any director who shall have been elected by holders of the Series A Adjustable Rate Cumulative Preferred Stock and any other series of Preferred Stock having like voting rights may be removed at any time during a Class Voting Period, with or without cause, only by the vote of the holders of a majority of the outstanding shares of such Series A Adjustable Rate Cumulative Preferred Stock and such other series of Preferred Stock, if any, voting together as a class, and any vacancy thereby created may be filled during such Class Voting Period only by such holders.

    On any matters on which the holders of the Series A Adjustable Rate Cumulative Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

4. Redemption Provisions.

  The Corporation shall redeem on the seventh anniversary of the date of original issuance of the Series A Adjustable Rate Cumulative Preferred Stock (the "Redemption Date") all outstanding shares of Series A Adjustable Rate Cumulative Preferred Stock (to the extent that such redemption shall not violate any applicable provisions of the laws of the Commonwealth of Massachusetts) at a price equal to $1,000 per share, plus an amount, if any, equal to accrued and unpaid dividends thereon. The term "accrued and unpaid dividends" shall mean a sum equal to the dividends payable per share per annum from the first date on which dividends on the shares of Series A Adjustable Rate Cumulative Preferred Stock shall have accrued to the Redemption Date, less the aggregate amount of all dividends paid thereon. If the Corporation is unable on the Redemption Date to redeem any shares of Series A Adjustable Rate Cumulative Preferred Stock to be redeemed because

                                                          Continuation Sheet 2D
  such redemption would violate applicable laws of the Commonwealth of Massachusetts, the Corporation shall redeem such shares as soon as the restrictions precluding such redemption shall no longer be applicable.
  Until such time as the shares of Series A Adjustable Rate Cumulative Preferred Stock are redeemed in full, such shares shall remain outstanding and continue to be entitled to all the dividends, rights and preferences provided herein.

  Except as the Corporation may otherwise from time to time agree with any one or more holders thereof, the Series A Adjustable Rate Cumulative Preferred Stock is not subject to redemption except as provided herein. Notwithstanding any other provisions herein, shares of Series A Adjustable Rate Cumulative Preferred Stock shall be redeemed only if such redemption would be in compliance with all restrictions and limitations imposed by applicable law of the Commonwealth of Massachusetts, including any requirement that the redemption be approved by the Massachusetts Commissioner of Insurance.

5. Amendments.

  So long as any of the Series A Adjustable Rate Cumulative Preferred Stock is outstanding, the Corporation, without the consent of all of the holders of the outstanding shares of such series of Preferred Stock, will not:

  (i) authorize the creation of any class or series of Prior Stock, or increase the authorized amount of any class or series of Prior Stock theretofore authorized, or

  (ii) authorize the creation of any class or series of Parity Stock, or increase the authorized amount of any class or series of Parity Stock theretofore authorized, or

  (iii) alter or change the powers, preferences or special rights of the shares of the Series A Adjustable Rate Cumulative Preferred Stock.

6. Liquidation Rights.

  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Adjustable Rate Cumulative Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital or surplus, an amount in cash equal to $1,000 per share (the "Liquidation Preference"), together with any accrued and unpaid dividends to the date fixed for liquidation, dissolution or winding up, whether or not declared, before any distribution is made on any Junior Stock, including the Common Stock. If the assets of the Corporation shall be insufficient to permit the payment of the Liquidation Preference in full, then said assets shall be distributed ratably among the holders of the Series A Adjustable Rate Cumulative Preferred Stock and any Parity Stock in proportion to the amounts which would be payable on such liquidation, dissolution or winding up if the Liquidation Preference amount, together with any such accrued and unpaid dividends, were paid in full. For the purposes of this paragraph 6 neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation into the Corporation, nor the purchase or redemption of all or any part of the outstanding shares of any class or classes of stock of the Corporation, nor the sale or transfer of the property and business of the Corporation as or substantially as an entirety, shall be construed to be a dissolution or liquidation of the Corporation.

7. Affiliated Transactions.

  The Corporation will not permit any Subsidiary at any time to purchase any shares of the Series A Adjustable Rate Cumulative Preferred Stock, and will not itself at any time purchase any outstanding shares of such series, except pursuant to an offer to purchase made on a comparable basis to all the holders of all the outstanding shares of the Series A Adjustable Rate Cumulative Preferred Stock.

                                                          Continuation Sheet 2E

8. Definitions.

  For the purposes hereof, the following terms shall have the following respective meanings:

  "AA" Composite Commercial Paper (Financial) Rate on any date, shall mean
  (i) the 90-day rate on commercial paper (financial) placed on behalf of issuers whose corporate bonds are rated "AA" by Standard & Poor's Corporation ("S&P"), or the equivalent of such rating by S&P by another rating agency, as made available on the display page on the Bloomberg's Financial Markets System ("Bloomberg's") (Page H15FO90D or on such other display on Bloomberg's as shall replace H15FO90D) on the first Business Day after such date, or (ii) in the event that Bloomberg's does not make available such a rate, then such rate as made available on the Federal Reserve Board's internet website, http: //www. bog. frb. fed.us/releases/cp/ (or on such other internet website as shall replace http: //www. bog. frb. fed.us/releases/cp/) on the first Business Day after such date.

  Applicable Rate for any dividend period shall be a per annum rate equal to the product of (1-the highest federal income tax rate for corporations applicable during such dividend period) times (the "AA" Composite Commercial Paper (Financial) Rate + 180 basis points).

  Business Day shall mean any day on which banks are required to be open to carry on their normal business in the State of New York.

  Dividend Payment Date shall have the meaning set forth in paragraph 2(c) hereof.

  Junior Stock is the Common Stock of the Corporation and any other class of stock of the Corporation hereafter authorized over which the Series A Adjustable Rate Cumulative Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

  Junior Stock Payment shall mean

  (a) any dividend (other than a dividend payable in stock ranking junior to the Series A Adjustable Rate Cumulative Preferred Stock both as to the payment of dividends and the distribution of assets on any liquidation, dissolution or winding up of the Corporation) on any class of Junior Stock; or

  (b) any redemption, purchase or the acquisition for value, or setting apart money for any sinking or other analogous fund for the redemption or purchase, of any shares of any class of Junior Stock, or any other distribution made in respect of any class of Junior Stock, either directly or indirectly.

  Parity Stock is any stock of the Corporation ranking on a parity with the Series A Adjustable Rate Cumulative Preferred Stock as to payment of dividends and distribution of assets on any liquidation, dissolution or winding up of the Corporation.

  Prior Stock is any stock of the Corporation ranking prior to the Series A Adjustable Rate Cumulative Preferred Stock as to the payment of dividends or distribution of assets on any liquidation, dissolution or winding up of the Corporation.

  Subsidiary is any corporation of which a majority of the Voting Securities is at the time directly or indirectly owned or controlled by the Corporation.

  Voting Securities of any corporation are the outstanding stock of such corporation having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation, irrespective of whether or not stock of any other class or classes of such corporation shall have or might have voting power by reason of the occurrence of any contingency.

SIGNED UNDER THE PENALTIES OF PERJURY, this 2nd day of December, 1998

           /s/ James M. Benson            , President
------------------------------------------

           /s/ Daniel D. Jordan           , Clerk
------------------------------------------

* Delete the inapplicable words.

  IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, the undersigned, constituting the president, secretary and a majority of the board of directors, have hereto signed our names this 2nd day of December in the year 1998.


                                               /s/ James M. Benson
                                     ___________________________________________
                                       James M. Benson, President and Director

                                              /s/ Daniel D. Jordan
                                     ___________________________________________
                                             Daniel D. Jordan, Secretary

                                             /s/ Robert H. Benmosche
                                     ___________________________________________
                                            Robert H. Benmosche, Director

                                              /s/ Susan C. Crampton
                                     ___________________________________________
                                             Susan C. Crampton, Director

                                                /s/ Edward A. Fox
                                     ___________________________________________
                                               Edward A. Fox, Director

                                              /s/ George J. Goodman
                                     ___________________________________________
                                             George J. Goodman, Director

                                              /s/ Evelyn E. Handler
                                     ___________________________________________
                                             Evelyn E. Handler, Director


                                     ___________________________________________
                                             Philip K. Howard, Director

                                            /s/ Bernard A. Leventhal
                                     ___________________________________________
                                           Bernard A. Leventhal, Director

                                                /s/ Thomas J. May
                                     ___________________________________________
                                               Thomas J. May, Director

                                              /s/ Stewart G. Nagler
                                     ___________________________________________
                                             Stewart G. Nagler, Director

                                              /s/ Catherine A. Rein
                                     ___________________________________________
                                             Catherine A. Rein, Director

                                            /s/ Rand N. Stowell, Jr.
                                     ___________________________________________
                                           Rand N. Stowell, Jr., Director

                                           /s/ Alexander B. Trowbridge
                                     ___________________________________________
                                          Alexander B. Trowbridge, Director

                                     641846

                       THE COMMONWEALTH OF MASSACHUSETTS

                        CERTIFICATE OF VOTE OF DIRECTORS
                   ESTABLISHING A SERIES OF A CLASS OF STOCK
                    (General Laws, Chapter 156B, Section 72)

              --------------------------------------------------

              I hereby approve the within Certificate of Vote of Directors and, the filing fee in the amount of $100 having been paid, said certificate are deemed to have been filed with me this 29th day of December 1998.

              Effective date: __________________________________

                           /s/ WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth






                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                          Daniel D. Jordan, Clerk
                          New England Life Insurance Company

                          501 Boylston Street

                          Boston, Massachusetts 02116
                          Telephone: _______________